Exhibit 99.1

ERBA DIAGNOSTICS, INC. ANNOUNCES

INABILITY TO MEET DEADLINE TO REGAIN COMPLIANCE

WITH NYSE MKT CONTINUED LISTING STANDARDS

MIAMI, FL, September 29, 2016 – As previously reported, ERBA Diagnostics, Inc. (NYSE MKT: ERB) (the “Company”), a fully integrated in vitro diagnostics company, implemented during the third quarter of 2015, among other things, a new, enhanced balance sheet review process, with a particular focus on reconciliation of significant accounts, including, among others, intercompany accounts, and corresponding eliminations made, or required to be made, at the consolidated level, and their potential impact on the Company’s consolidated financial statements. As previously reported, in the course of implementing such new, enhanced review process, the Company identified materially out of balance accounts evident in the elimination process and noted erroneous recording of transactions to such intercompany and other accounts for each of the years ended December 31, 2014 and 2013 and for each of the interim periods ended March 31, 2015 and June 30, 2015 (the “Restatement Periods”). The Company also previously reported its intention to restate its financial statements for the Restatement Periods.

As previously reported, the Company was not able to timely file its Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, Annual Report on Form 10-K for the year ended December 31, 2015, Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 (the “Reports”). As previously reported, the Company received letters from the NYSE MKT LLC (the “Exchange”) stating that the Company’s failure to timely file the Reports is a material violation of its listing agreement with the Exchange and, therefore, pursuant to Section 1003(d) of the Exchange’s Company Guide (the “Company Guide”), the Exchange is authorized to suspend and, unless prompt corrective action is taken, remove the Company’s securities from the Exchange. As previously reported, the Company submitted a plan of remediation and compliance, as amended (the “Plan”), to the Exchange and the Exchange accepted the Plan and granted the Company an extension until November 25, 2016 to regain compliance with the continued listing standards of the Company Guide.

As previously reported, the Company received a letter on August 31, 2016 from Mayer Hoffman McCann P.C. (“MHM”), the Company’s independent registered public accounting firm, advising the Company of MHM’s resignation as the Company’s independent registered public accounting firm. In connection with the Company’s efforts to interview and select a potential successor independent registered public accounting firm, the Company has received written and verbal proposals from various potential successor firms, which proposals generally estimate a timeframe of approximately four to eight months to complete the work to allow the Company to file the Reports and the prior financial statements that the Company has previously reported its intention to restate.

Accordingly, the Company has determined that it will not be able to file the Reports and regain compliance with the continued listing standards of the Company Guide by November 25, 2016. As a result the Company expects that trading in the Company’s common stock will be suspended promptly by the Exchange. The Company also expects that the Exchange will move forward with the initiation of delisting procedures, including the issuance of a delisting notice to the Company (which, after receipt thereof, the Company also plans to disclose).

About ERBA Diagnostics, Inc.

ERBA Diagnostics, Inc. (NYSE MKT: ERB), is a fully integrated in vitro diagnostics company, offering a comprehensive suite of clinical testing products throughout the U.S. and emerging markets. The Company serves as a one-stop shop for the testing needs of the growing number of smaller hospitals, reference labs, and physician clinics. ERBA Diagnostics’ line of proprietary and automated instruments, test kits, and reagents provide customers with autoimmune, infectious diseases, clinical chemistry, hematology, and diabetes testing. www.erbadiagnostics.com

Safe Harbor Statement

Except for the historical matters contained herein, statements in this Current Report on Form 8-K are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be preceded by, followed by or otherwise include the words “may,” “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “could,” “would,” “should,” or similar expressions or statements that certain events or conditions may occur. These forward-looking statements are based largely on the Company’s expectations and the beliefs and assumptions of the Company’s management and on the information currently available to it and are subject to a number of risks and uncertainties, including, but not limited to, the risks and uncertainties that: the Exchange may initiate delisting proceedings, which would result in the Company’s common stock being delisted by the Exchange; the appointment of a successor independent registered public accounting firm may take longer than anticipated or may not occur at all; the Reports and the Company’s financial statements may take longer to prepare than anticipated, if prepared and completed at all; the Company’s review of the matters described above is on-going and the amounts at issue and the periods to which they relate have not been definitively determined; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements. See also the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 filed with the SEC for further discussion of certain risks and uncertainties that could materially and adversely affect the Company’s business, operating results or financial condition.